Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of AEVEX Corp. of our report dated March 23, 2026 relating to the financial statement of AEVEX Corp., which appears in Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-294524) of AEVEX Corp.

/s/ PricewaterhouseCoopers LLP

San Diego, California

April 17, 2026